UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 17, 2019 (October 15, 2019)

CurAegis Technologies, Inc.

(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Linden Oaks Rochester New York		14625
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	585-254-1100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	N/A	N/A

Item 1.01 Entry into a Material Definitive Agreement.

On October 16, 2019, CurAegis Technologies, Inc. (the “Company”) entered into an unsecured subordinated promissory note agreement (the “Loan”) with Richard A. Kaplan as lender. Mr. Kaplan is the Company’s Chief Executive Officer and a director of the Company. The Loan provides for borrowing by the Company of $50,000. The maturity date of the Loan is January 14, 2020, and interest accrues on the outstanding balance of the Loan at a rate of 6% per annum. The description of the Loan above is only a summary and is subject to, and qualified in its entirety by reference to, the unsecured subordinated promissory note agreement, a copy of which is attached as Exhibit 10.1 and incorporated by reference in this Current Report on Form 8-K.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference in Item 2.03 of this Current Report on Form 8-K.

Item 5.07     Submission of Matters to a Vote of Security Holders.

On October 15, 2019, CurAegis Technologies, Inc. held its annual shareholders meeting (“Annual Meeting”) for its common and voting preferred shareholders. At the Annual Meeting, the Company’s shareholders voted on each of the matters described below.

1.

The Company’s shareholders elected nine directors, all of whom constitute the Company’s entire board of directors, to serve for a term of one year and until their successors are duly elected and qualified. The number of shares that (a) voted for the election of each director and (b) withheld authority to vote for each director and the number of broker non-votes are set forth in the table below.

Director Nominee	Votes For	Withhold	Broker Non-Vote
Thomas F. Bonadio	46,940,134	867,958	30,871,578
William W. Destler	47,138,512	669,580	30,871,578
Lance Drummond	47,130,067	678,025	30,871,578
Keith E. Gleasman	45,425,988	2,382,104	30,871,578
John W. Heinricy	46,392,047	1,416,045	30,871,578
Richard A. Kaplan	45,673,833	2,134,259	30,871,578
Thomas J. Labus	46,940,012	868,080	30,871,578
E. Philip Saunders	47,109,553	698,539	30,871,578
Gary A. Siconolfi	46,658,192	1,149,900	30,871,578

2.

The Company’s shareholders approved the Company’s executive officer compensation programs in effect for the 2019 calendar year. The number of shares that voted for, against or abstained from voting for the advisory vote on the Company’s executive officer compensation programs for the 2019 calendar year, and the number of broker non-votes, are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Note
46,097,162	1,661,415	49,515	30,871,578

3.

The Company’s shareholders ratified the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The number of shares that voted for, against or abstained from voting for the ratification of the appointment of Freed Maxick CPAs, P.C. are summarized in the table below.

Votes For	Votes Against	Abstentions
76,796,940	1,830,491	52,239

Item 8.01	Other Events.

The board of directors previously met and took the actions described below.

Committee Assignments – The board of directors determined the composition of each committee of the board of directors as follows, with the Chair for the current year as indicated:

Audit Committee:

Thomas F. Bonadio – Chair
Lance Drummond
E. Philip Saunders

Nominating Committee:

Gary A. Siconolfi – Chair
Thomas J. Labus

Governance and Compensation Committee:

William W. Destler - Chair
John W. Heinricy

Officer Positions – The board of directors has elected the following corporate officers to hold the offices or positions noted for the forthcoming year:

Board Chair:	Gary A. Siconolfi
President & Chief Executive Officer:	Richard A. Kaplan
Chief Operating Officer	James Donnelly
Chief Financial Officer & Secretary:	Kathleen Browne

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1	Unsecured Subordinated Promissory Note Agreement, dated October 16, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec, Inc.

October 17, 2019	By:	/s/ Kathleen A. Browne

Kathleen A. Browne Chief Financial Officer

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